UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2022

JASPER THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39138	84-2984849
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Bridge Pkwy Suite #102
Redwood City, California 94065

(Address of Principal Executive Offices) (Zip Code)

(650) 549-1400

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Voting Common Stock, par value $0.0001 per share	JSPR	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Voting Common Stock at an exercise price of $11.50	JSPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2022, in connection with the appointment of Ronald Martell as the President and Chief Executive Officer of Jasper Therapeutics, Inc. (the “Company”), William Lis and the Company entered into a Service Agreement, effective March 15, 2022 (the “Agreement”). Pursuant to the Agreement, Mr. Lis’ employment with the Company will terminate as of March 15, 2022, at which time, Mr. Lis will continue serving as a Class III director of the Company and will commence serving as a non-employee Chairperson of the Company’s Board of Directors (the “Board”). Mr. Lis’ service as Chairperson will be for an initial period of 12 months, which term may be extended by mutual agreement of Mr. Lis and the Company. During the period of Mr. Lis’ service as Chairperson of the Board, Mr. Lis will be paid, in equal monthly installments, an annual fee of $250,000 (the “Annual Fee”).

The Agreement further provides that for the period commencing on the termination of Mr. Lis’ service on the Board (the “Final Board Date”) through the later to occur of (a) 12 months after the Final Board Date or (b) March 15, 2024, Mr. Lis will provide consulting services to the Company, for which Mr. Lis will be paid a monthly consulting fee equal to $12,250 (the “Monthly Fee”).

The Agreement provides that Mr. Lis, subject to approval by the Board or the Compensation Committee thereof, will be granted an option to purchase 100,000 shares of the Company’s voting common stock (the “Option”), measured as of the date of grant. The Option will vest over twelve months, commencing on March 15, 2022, in 12 substantially equal monthly installments, subject in each case to Mr. Lis’ continued service to the Company on each vesting date. The Option is expected to be approved by the Board or the Compensation Committee thereof and granted promptly following the Company’s filing of a Registration Statement on Form S-8 covering the issuance of shares pursuant to one or more of the Company’s equity incentive plans.

Mr. Lis’ outstanding equity awards, including the Option, will continue to vest in accordance with the terms and conditions of the applicable award agreement governing each equity award. In addition, the Agreement provides that if Mr. Lis’ service to the Company is terminated by the Company without “Cause” (as defined in the Agreement), then Mr. Lis shall be entitled to receive installments of the Annual Fee through the end of the then-applicable term, minus any amounts of the Monthly Fee payable for any particular month, and the Option shall vest in full. Mr. Lis will no longer participate in the Company’s Employee Severance Plan for Vice Presidents and Executive Committee Members and the employment agreement, dated September 24, 2021, by and between the Company and Mr. Lis will terminate, effective March 15, 2022.

Mr. Lis will be paid the Annual Fee and granted the Option in lieu of any cash retainers, any “Initial Awards”, any “Appointment Awards” or any “Annual Awards” pursuant to the Company’s non-employee director compensation policy that was adopted by the Board on October 25, 2021 (as each such term is defined therein), unless otherwise determined by the Board or the Compensation Committee.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Service Agreement, dated March 7, 2022, by and between Jasper Therapeutics, Inc. and William Lis.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASPER THERAPEUTICS, INC.

Date: March 11, 2022	By:	/s/ Jeet Mahal
Jeet Mahal
Chief Financial Officer, Chief Business Officer and Corporate Secretary

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